UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Towerstream Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8259086
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

55 Hammarlund Way Middletown, Rhode Island	02842
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: ______________

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.	Description of Registrant’s Securities To Be Registered.

               The description of the common stock, par value $0.001 per share (the “Common Stock”) of Towerstream Corporation (the “Company”) is contained under the caption “Description of Securities” in the registration statement of the Company on Form SB-2 (File No. 333-142032) filed with the Securities and Exchange Commission on April 11, 2007, including any amendment filed for the purpose of updating such description, which is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such description of the Common Stock and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits are filed as part of this Registration Statement:

	1	The Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 5, 2007).

2

Certificate of Amendment to the Certificate of Incorporation of the Company, changing the Company’s name to Towerstream Corporation (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on January 19, 2007).

	3	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on January 19, 2007).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 3, 2007	Towerstream Corporation

	By:	/s/ George Kilguss, III
		Name:	George Kilguss, III
		Title:	Chief Financial Officer